UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 15, 2018

ServiceSource International, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35108	81-0578975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 17th St., 5th Floor

Denver, CO 80202

(Address of principal executive offices, including zip code)

(720) 889-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On October 18, 2018, ServiceSource International, Inc. (the “Company”) issued a press release announcing preliminary third quarter 2018 financial results and a revised fiscal 2018 outlook. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2018, Robert N. Pinkerton notified the Company of his intent to resign from his position as the Company’s Chief Financial Officer to pursue other professional opportunities, effective November 9, 2018. Mr. Pinkerton’s resignation is not related to any disagreements with the Company regarding financial disclosures, accounting, or legal matters.

On October 16, 2018 the Company’s Board of Directors (“Board”) appointed Richard G. Walker, 54, as the Company’s Chief Financial Officer, effective November 12, 2018. He has served as a director of the Company since October 2017. In October 2016, Mr. Walker founded The Bison Group, LLC, a private partnership formed to identify and pursue acquisition opportunities in the information services category. Prior to founding The Bison Group, from April 2015 to December 2015, he was Executive Vice President–Strategy and Corporate Development for Ascent Capital Group, Inc. (NASDAQ: ASCMA). From December 2013 to December 2016, Mr. Walker served as a Director and Chairman of the Board of Trusted Media Brands, Inc. (formerly known as Readers Digest Association). Previous to Ascent, from 2006 to February 2014, he served on the executive leadership team, including in the roles of Executive Vice President and Chief Financial Officer, and then as Executive Vice President of Global Finance, at IHS (now IHS Markit Ltd. (NASDAQ: INFO)). Mr. Walker holds a B.A. in Business Accounting from the University of Colorado at Boulder and began his career as a Certified Public Accountant with Arthur Anderson. He also obtained his M.B.A. from the University of Denver Daniels College of Business.

On October 17, 2018, the Company and Mr. Walker entered into an employment agreement (the “Walker Employment Agreement”), which provides that Mr. Walker will receive an annual base salary of $400,000 and, for the 2019 calendar year and subsequent years, an annual target bonus opportunity of up to 75% of his base salary. In addition, the Walker Employment Agreement provides that, subject to the approval of the Board (or the Compensation Committee of the Board), Mr. Walker will receive:

(i)

an award of stock options to purchase up to 500,000 shares of the Company’s common stock, which stock options are scheduled to vest as to 25% of the underlying shares on the first anniversary of the date of grant and thereafter, in ratable monthly installments for 36 months, and

(ii)

300,000 restricted stock units (“RSUs”), which RSUs are scheduled to vest as to 25% of the underlying shares on the first anniversary of the date of grant and thereafter, in three equal installments on each of the second, third and fourth anniversary of the date of grant.

Vesting of the stock options and the RSU awards will be subject to Mr. Walker’s continued service with the Company through each relevant date.

In the event that Mr. Walker’s employment is terminated by the Company without Cause or if Mr. Walker should resign for Good Reason (in each case as defined in the Walker Employment Agreement):

(i)

Mr. Walker will be entitled to receive severance payments in an aggregate amount equal to nine months of his then-current annual base salary, payable over the nine-month period following Mr. Walker’s termination (the “Walker Base Salary Severance”), plus any bonus earned under the Company’s Corporate Incentive Plan (the “CIP”) prior to the termination date and through the period nine months following the termination date (the “Walker CIP Payment”), even if he is not employed on the pay-out date as required by the CIP;

(ii)

with the exception of Mr. Walker’s Board Service Equity Grants (as defined below), Mr. Walker’s outstanding and unvested equity awards shall immediately have their vesting accelerated by 12 months from the employment termination or resignation date; plus

(iii)

Mr. Walker will be entitled to receive a lump sum payment in an amount equal to nine times the monthly premium for COBRA continuation coverage, whether or not Mr. Walker actually elects COBRA continuation coverage (such COBRA payment, together with the Walker Base Salary Severance and the Walker CIP Payment, the “Walker Severance Payments”).

Additionally, if, upon or within 18 months following a Company Change of Control (as defined in the Walker Employment Agreement), Mr. Walker’s employment is terminated without Cause or he resigns for Good Reason, Mr. Walker will be entitled to receive the Walker Severance Payments set forth above and, with the exception of Mr. Walker’s Board Service Equity Grants, all of Mr. Walker’s then-outstanding unvested equity awards will become fully vested.

In order to receive any of the severance benefits under the Walker Employment Agreement, Mr. Walker will be required to execute a customary release of claims in favor of the Company. The Walker Employment Agreement also includes a non-solicitation covenant in favor of the Company following Mr. Walker’s termination of employment.

Mr. Walker resigned from the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors effective October 16, 2018. In addition, in connection with his appointment as Chief Financial Officer, Mr. Walker will cease to receive cash and equity compensation for service as a director of the Company as of November 12, 2018. The equity awards Mr. Walker previously received for his Board service (the “Board Service Equity Grants”) will continue to vest in accordance with their terms. As a current director of the Company, Mr. Walker previously entered into the Company’s standard form of indemnification agreement, which will continue in effect upon the effectiveness of Mr. Walker’s appointment as Chief Financial Officer.

There are no arrangements or understandings between Mr. Walker and any other persons pursuant to which Mr. Walker was appointed an officer of the Company. Mr. Walker does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Walker has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K.

The foregoing description of the Walker Employment Agreement is qualified in its entirety by reference to the full and complete terms of the Walker Employment Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 18, 2018, the Company issued a press release announcing Mr. Walker’s appointment as Chief Financial Officer and Mr. Pinkerton’s resignation. The full text of the press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K and the Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement dated as of October 17, 2018 between ServiceSource International, Inc. and Richard G. Walker.

99.1	Press release regarding preliminary results dated October 18, 2018.

99.2	Press release regarding appointment of Richard G. Walker dated October 18, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2018

SERVICESOURCE INTERNATIONAL, INC.

By:	/s/ Patricia Elias
Name:	Patricia Elias
Title:	Executive Vice President, General Counsel